Aoxin Tianli Group, Inc. Signs Strategic Cooperation Agreement with E-Commerce Company to jointly build a new pork production facility and a  food processing plant and develop online sale of its pork products

WUHAN CITY, China, Dec. 3, 2015 /PRNewswire/ -- Aoxin Tianli Group, Inc. (NASDAQ:ABAC) ("Aoxin Tianli" or the "Company"), a company focused on hog farming in China, today announced that it has entered into a strategic cooperation framework agreement (the “Framework Agreement”) with Beijing Huinongfeng Biological Technology Co., Ltd. (“Huinongfeng”), a Beijing-based production-to-consumer (“P2C”) e-commerce company, for the construction of a new pork production facility and a food processing plant and the sale of the Company’s pork products through Huinongfeng’s online portal www.inongfeng.com.

The Framework Agreement contemplates that the Company and Huinongfeng will jointly acquire real property and establish a pork production facility and a food processing plant in the Huangpi District of Wuhan City, subject to approval of the relevant authorities. The parties anticipate obtaining the requisite approvals by the end of 2015, and acquiring the real property by the end of the first quarter of 2016, with construction to commence in early May, 2016. The parties expect to commence operations at the new facility in October 2016 at which time they will begin to distribute the Company’s Xiduhei-branded black hog meat products direct to consumers via Huinongfeng’s online portal and overnight delivery services.

Mrs. Hanying Li, Chairwoman and Chief Executive Officer of Aoxin Tian Group, Inc., commented, “We are excited about the prospects of working with Huinongfeng to jointly build a new pork processing plant and develop a P2C e-commerce platform for the sale of our branded black hog pork products. As we refocus our business on hog farming and related businesses such as pork processing and wholesale/retail distribution, we believe that this new cooperation initiative with Huinongfeng will allow us to extract greater value from our assets once fully launched.”

About Beijing Huinongfeng Biological Technology Co., Ltd.

Established in April 2015 with registered capital of RMB 50 million, Beijing Huinongfeng Biological Technology Co., Ltd. operates as a business-to-consumer e-commerce company in the People’s Republic of China. Through its online portal, www.inongfeng.com, it primarily sells natural and/or organic food products such as coffee, tea, dairy, and meat.

About Aoxin Tianli Group, Inc.

Aoxin Tianli Group, Inc. (the "Company"), previously known as Tianli Agritech, Inc., is currently a diversified company with businesses in hog farming, manufacturing and marketing of electro-hydraulic servo-valves, and the development of optical fiber hardware and software solutions. Aoxin Tianli is in the process of disposing of its assets unrelated to hog farming and refocusing on its hog farming business and related activities.  Through its wholly owned subsidiary, Wuhan Fengze Agricultural Science and Technology Development Co., Ltd., the Company engages in the breeding, raising and selling of breeder and market hogs in China and is developing a retail channel for its pork products including high-value, black hog meat..

Forward-Looking Statements

This news release contains forward-looking statements as defined by the Private Securities Litigation Reform Act of 1995. Forward-looking statements include statements concerning plans, objectives, goals, strategies, future events or performance, and underlying assumptions and other statements that are other than statements of historical facts. These statements are subject to uncertainties and risks including, but not limited to, product and service demand and acceptance, changes in technology, economic conditions, the impact of competition and pricing, government regulations, and other risks contained in reports filed by the company with the Securities and Exchange Commission. All such forward-looking statements, whether written or oral, and whether made by or on behalf of the Company, are expressly qualified by this cautionary statement and any other cautionary statements which may accompany the forward-looking statements. In addition, the Company disclaims any obligation to update any forward-looking statements to reflect events or circumstances after the date hereof.

For more information, please contact:

Aoxin Tianli Group, Inc.
Email: abac_ir@163.com